Exhibit 99.1

Bioxytran Inc. Bolsters Advisory Board with Addition of Veteran Financial Advisor Jonathan Barkman

BOSTON, MASSACHUSETTS, July 24, 2019 (GLOBE NEWSWIRE) -- BIOXYTRAN, INC. (OTC: BIXT), a developmental stage biotechnology company developing a pipeline of anti-necrosis drugs designed to treat hypoxia by delivering a small molecule carrying oxygen to the brain of stroke victims announced today that it has retained Jonathan Barkman to join Bioxytran’s Advisory Board to assist in the critical capitalization process for Bioxytran’s flagship drug, BXT-25.

Mr. Barkman has over 25 years of experience in the finance industry. This experience started with his initial days as a financial analyst and trader which lead to his leadership role as First Vice President of Janney Montgomery Scott. LLC and as Founder and CEO of Riverview Capital Enterprises LLC. Mr. Barkman became a trusted advisor to not only his individual clients but many small and micro-cap companies such as Bioxytran.

“Mr. Barkman is a sought-after advisor on strategic mergers & acquisitions, capital financing, and business development for emerging growth companies. He will be a valuable addition to Bioxytran’s Advisory Board and his duties will commence immediately.” stated David Platt, CEO of Bioxytran. “He has been dealing with top-tiered Investment Banking firms and we hope to put his expertise to work right away. Our publications and scientific journals have attracted recent interest in our company. Mr. Barkman will inherit our pipeline of potential collaboration partners and help us identify the most suited organizations that warrant additional discussion. He brings a lot of excitement and energy to the team and we are very happy to have him aboard during this critical time.”

Mr. Jonathan Barkman’s duties shall include, advising and consulting on financings, mergers, licensing, strategic alliances, and shareholder awareness campaigns. He is a former First Vice President of Janney Montgomery Scott, LLC and is the founder and CEO of Riverview Capital Enterprises LLC and a seasoned veteran in the industry.

“I have assisted many small and micro-cap companies to raise capital and enhance the investor relations programs” added Barkman. “Achieving the proper capitalization to bring our new drug through the clinical trial process in a timely manner will be my initial focus. After reviewing the list collaboration partners, I think we can put Bioxtytran on a sound trajectory of growth for the years to come. My preference is to look at non-dilutive licensing alternatives before taking on the complexity of a merger. I understand the delicate balance between fund raising and meeting the milestones of drug development. As an advisor on this team, I expect to utilize all my skillsets that I have accrued over the years to ensure the success of Bioxytran’s flagship drug BXT-25.”

About Bioxytran, Inc.

Bioxytran Inc. is a developmental stage biotechnology company. The company is working towards a first-in-class oxygen treatment platform for victims of brain stroke trauma. The first product to proceed to testing is BXT-25, which will be evaluated as a resuscitative agent to treat strokes, especially during the all-critical first hour following a stroke. The product will also be evaluated for its efficacy in treating other brain trauma issues. BXT-25 is based on a new molecule designed to reverse hypoxia in the brain.  Hypoxic brain injuries such as ischemic strokes, could be treated with BXT-25 via an intravenous injection that quickly allows the drug molecule to travel to the lungs and bind with the oxygen molecules. From the lungs the molecule mimics a red blood cell traveling to the brain. Since the molecule is 5,000 times smaller than red blood cells it can penetrate the clot and deliver the oxygen to the critical areas in the brain blocked by the clot. To learn more, visit our website: http://www.Bioxytraninc.com

Investor Relations
Resources Unlimited NW LLC
860.908.4133
info@resourcesunlimitedllc.com

Forward-Looking Statements

This press release includes forward-looking statements as defined under federal law, including those related to the performance of technology described in this press release. These forward looking statements are generally identified by the words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are subject to significant risks, assumptions and uncertainties. Known material factors that could cause Bioxytran’s actual results to differ materially from the results contemplated by such forward-looking statements are described in the forward looking statements and risk factors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and those risk factors set forth from time-to-time in other filings with the Securities and Exchange Commission. Bioxytran undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.

Source: Bioxytran Inc.

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